SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          OFFICIAL PAYMENTS CORPORATION
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             DELAWARE                                       52-2190781
------------------------------------           ---------------------------------
      (State of incorporation                             (IRS Employer
           organization)                               Identification No.)

2333 SAN RAMON VALLEY BLVD., STE. 450
            SAN RAMON, CA                                    94583
------------------------------------           ---------------------------------
  (Address of principal executive                         (Zip Code)
             offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which
this form relates:                                                 333-87325
                                                                 ---------------
                                                                 (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act: NONE



Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class to be so registered: COMMON STOCK, PAR VALUE $0.01 PER SHARE

ITEM 1.     Description of Registrant's Securities to be Registered.
            --------------------------------------------------------

            Incorporated by reference to the information set forth under the caption "Description of Capital Stock" contained in the Registration Statement on Form S-1 (Registration No. 333-87325) under the Securities Act of 1933, as amended, as first filed with the Commission on September 17, 1999, and as such Registration Statement may be thereafter amended (the "Registration Statement").

ITEM 2.     Exhibits.
            ---------

Exhibit No.       Exhibit
-----------       -------

3.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement.)

3.1.1     Amended  Certificate of  Incorporation  (incorporated  by reference to
          Exhibit 3.1.1 to the Registration Statement).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1 Common Stock Specimen (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4.2       Stock Purchase Agreement dated as of November 3, 1999 between Official
          Payments   Corporation  and  E*TRADE  Group,  Inc.   (incorporated  by
          reference to Exhibit 4.2 to the Registration Statement).

4.2.2. Amendment No. 1 to Stock Purchase Agreement dated as of November 8, 1999 among Official Payments Corporation, E*TRADE Group, Inc. and Imperial Bank (incorporated by reference to Exhibit 4.2.2 to the Registration Statement).

4.3 Registration Rights Agreement dated as of October 15, 1999 between Imperial Bank and U.S. Audiotex Corporation (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.4 Registration Rights Agreement dated as of October 15, 1999 between Beransen Holdings, Inc. and U.S. Audiotex Corporation (incorporated by reference to Exhibit 4.4 to the Registration Statement).

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       OFFICIAL PAYMENTS CORPORATION


                                       By:  /S/ THOMAS R. EVANS
                                            ------------------------------------
                                            Name:  Thomas R. Evans
                                            Title: Chief Executive Officer
Date: November 18, 1999